UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

EXELON CORPORATION

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

Commencing on or about March 23, 2018, Exelon Corporation sent the following communication to certain shareholders:

VOTE NOW!

2018 Annual Meeting

May 1, 2018

Important proxy voting material is ready for your action.

This email represents the following share(s):

EXELON CORPORATION-COMMON	123,456,789,012.00000
EXELON CORPORATION-401K	123,456,789,012.00000

Three

Ways to Vote

- Now via ProxyVote
- At the Meeting
- By Phone 1.800.690.6903

Vote By
April 30, 2018 11:59 P.M. ET

For shares held in a Plan, vote by
April 26, 2018 11:59 P.M. ET

Control Number: 0123456789012345

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 1, 2018 at 9 a.m. at the offices of

Pepco Holdings LLC located at 701 Ninth Street, NW, Washington D.C.

This notice has been sent to you on behalf of the board of directors of Exelon Corporation. It provides voting instructions and the deadline to vote the shares of Exelon common stock you may hold directly or may hold in the Exelon Employee Savings Plan (the 401k plan) for the proposals listed in Exelon's Notice of Annual Meeting and 2018 Proxy Statement.

Proposals and Board Recommendations: The Board of Directors recommends stockholders vote **FOR** Proposals 1, 2, and 3:

Proposal 1) Election of 12 directors.

Proposal 2) Ratification of PricewaterhouseCoopers LLP as independent auditor for 2018

Proposal 3) Advisory vote to approve the compensation of the named executive officers.

Important

Materials

Annual Report

Proxy Statement

For holders as of March 2, 2018

ProxyVote

a Broadridge service

(c)1997 - 2018 Broadridge Financial Solutions, Inc.
ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions, Inc.
CUSIP is a registered trademark of the American Bankers Association.
All other registered marks belong to their respective owners.
Email Settings | Terms and Conditions | Privacy Statement

Commencing on or about March 23, 2018, Exelon Corporation made the following intranet webpage available to employees:

All Your Hard Work in One Place – Exelon’s Summary Annual Reports and Proxy Statement

What we do at Exelon every day helps contribute to the company’s success and provides value to our shareholders, our communities and ourselves. Each spring, we tell our story to the shareholder and financial community through reports that highlight the previous year’s achievements and outline our strategy for the current year. These documents, the 2017 Summary Annual Report, 2017 Summary Annual Report Financial Section and 2018 Proxy Statement, are now available on the exeloncorp.com homepage.

Our 2017 Summary Annual Report recaps performance last year through stories from each operating company that show how we live our purpose in every action at work and in our communities every day and the Financial Report includes summaries of the financial results achieved.

Exelon’s 2018 Proxy Statement has undergone a significant makeover to address topics of growing shareholder interest, including our newly articulated purpose: Powering a Cleaner and Brighter Future for our Customers and Communities. It includes highlights of our 2017 financial and operational performance, regulatory and policy matters, and employee and community initiatives. The Proxy Statement also provides details about the 12 nominees for Exelon’s board of directors, including the skills and talents they bring to board service. If you own Exelon shares through the 401(k) Savings Plan, the Employee Stock Purchase Plan or another way – remember to exercise your right to vote! Look for more details by e-mail or in your mail box at home.

Please take the time to review these documents, your achievements and the important role you play in Exelon’s success.

Commencing on or about March 23, 2018, Exelon Corporation sent the following communication to employees:

From: Corporate Security
Date: Friday, March 23, 2018
Subject: Important Message from Shareholder Services

Important Message from Shareholder Services

Because you hold Exelon common stock within your 401k portfolio, you will soon receive an e-mail from id@proxyvote.com with the subject line “Notice of Exelon’s Annual Shareholders Meeting. Please VOTE your shares!” This e-mail message will have embedded links to the Notice of Annual Meeting, 2018 Proxy Statement and 2017 Annual Report along with a customized link that will take you directly into the tabulation website, www.proxyvote.com, where you may vote your shares. An image of the approved e-mail is shown below.

Because your vote is important, we have taken steps to make the process as easy and direct as possible for you. Thank you for choosing to invest a portion of your savings in our company.